UNITED STATES
                      	SECURITIES AND EXCHANGE COMMISSION

                           	Washington, D.C.  20549

                                 	FORM 8-K
	                               CURRENT REPORT


                    	Pursuant to Section 13 or 15(d) of the
                      	Securities and Exchange Act of 1934

              	Date of Report (Date of earliest event reported):
                           	September 16, 1998

                       	LEVEL 3 COMMUNICATIONS, INC.
              	(Exact name of Registrant as specified in its charter)

    Delaware                    0-15658		              47-0210602
(State or other jurisdiction	 (Commission		         (I.R.S. Employer
  of incorporation)            File Number)		        Identification No.)

                   	3555 Farnam Street, Omaha, Nebraska 68131
             	(Address of principal executive offices and zip code)

             	Registrants telephone number, including area code:
	                              (402) 536-3677


ITEM 9.		Sales of Equity Securities Pursuant to Regulation S.

	On September 16, 1998, Level 3 Communications, Inc., a Delaware corporation
("Level 3"), issued an aggregate of 150,609 shares of common stock, par value
$.01 per share (the "Common Stock") as the consideration for Level 3's acquisition of all of the outstanding share capital of Miknet Internet Based
Services GmbH ("Miknet"), a German Internet Service Provider (ISP)
headquartered in Frankfurt.  The sale price of the Common Stock on The Nasdaq
National Market on September 11, 1998, the date that was used to determine the number of shares to be issued in the transaction, was $33.5625.  Of these 150,609 shares of Common Stock, 59,139 shares of Common Stock were issued by Level 3 pursuant to the exemption from registration under the
Securities Act of 1933, as amended (the "Securities Act") contained in
Regulation S promulgated by the Securities and Exchange Commission (the
"SEC") under the Securities Act.

In relying on the foregoing exemption, Level 3 considered, among other matters, representations from the former shareholders of Miknet receiving shares pursuant to Regulation S, that such shareholders were not residents of the United States nor were they otherwise a "United States person", as defined under applicable provision of Regulation S. Level 3 also imposed the relevant offering restrictions required by the provisions of Regulation S and received the agreement of such shareholders to refrain from transferring such shares other than as permitted by Regulation S. The balance of the shares of Common Stock issued as the consideration for the acquisition of Miknet were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act.

ITEM 7.		Financial Statements and Exhibits

None.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 1, 1998				                  Level 3 Communications, Inc.



                                     							/s/ Neil J. Eckstein
						                                      By:	Neil J. Eckstein
						                                      Title: 	Vice President